As filed with the Securities and Exchange Commission on June 22, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOTOROLA, INC.
(Exact name of issuer as specified in its charter)

Delaware	36-1115800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)
Motorola Employee Stock Purchase Plan of 1999, as amended
(Full Title of the Plan)
Edward J. Fitzpatrick, Corporate Controller and Acting Chief Financial Officer
1303 East Algonquin Road, Schaumburg, Illinois 60196
(Name and Address of agent for service)
(847) 576-5000
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered (1)	Per share (2)	Price (2)	Fee (2)
Motorola, Inc. Common Stock ($0.01 Par Value)(3)	75,000,000 shares	$6.55	$491,250,000	$27,411.75

(1)	Plus an indeterminate number of additional shares that may be issued pursuant to paragraph 2 of the Motorola Employee Stock Purchase Plan of 1999, as amended.

(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant’s Common Stock on the New York Stock Exchange — Composite Tape on June 15, 2009.

The contents of Registration Statement No. 333-87728 on Form S-8 are incorporated herein by reference.
PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
     The validity of the securities offered under the Registration Statement is being passed upon for the Company by Carol H. Forsyte, Esq., Corporate Vice President, Corporate and Securities, in the Company’s Law Department. Ms. Forsyte owns shares of the Company’s Common Stock and has received under the Company’s employee incentive plans (i) options that can be exercised for additional shares of the Company’s Common Stock and (ii) restricted stock units, that upon the lapse of restrictions, are payable in shares of the Company’s Common Stock.
Item 8. Exhibits.
     Reference is made to the Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 22nd day of June, 2009.

MOTOROLA, INC.
By:	/s/ Edward J. Fitzpatrick
Edward J. Fitzpatrick
Senior Vice President, Corporate Controller and Acting Chief Financial Officer

POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints Gregory Q. Brown, Sanjay K. Jha and Edward J. Fitzpatrick, and each of them, with full power of substitution and resubstitution, as attorneys for him or her and in his or her name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Gregory Q. Brown Gregory Q. Brown	Co-Chief Executive Officer (Co-Principal Executive Officer)	June 22, 2009

/s/ Sanjay K. Jha Sanjay K. Jha	Co-Chief Executive Officer (Co-Principal Executive Officer)	June 22, 2009

/s/ Edward J. Fitzpatrick Edward J. Fitzpatrick	Senior Vice President, Corporate Controller and Acting Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	June 22, 2009

/s/ David W. Dorman David W. Dorman	Chairman of the Board of Directors	June 22, 2009

/s/ William R. Hambrecht William R. Hambrecht	Director	June 22, 2009

/s/ Judy C. Lewent Judy C. Lewent	Director	June 22, 2009

/s/ Keith A. Meister Keith A. Meister	Director	June 22, 2009

/s/ Thomas J. Meredith Thomas J. Meredith	Director	June 22, 2009

/s/ Samuel C. Scott III Samuel C. Scott III	Director	June 22, 2009

Signature	Title	Date

/s/ Ron Sommer Ron Sommer	Director	June 22, 2009

/s/ James R. Stengel James R. Stengel	Director	June 22, 2009

/s/ Anthony J. Vinciquerra Anthony J. Vinciquerra	Director	June 22, 2009

/s/ Douglas A. Warner III Douglas A. Warner III	Director	June 22, 2009

/s/ John A. White John A. White	Director	June 22, 2009

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion and consent of Carol H. Forsyte, Corporate Vice President, Corporate and Securities, Motorola, Inc. as to the validity of the securities being issued.

23(a)	The Consent of KPMG LLP.

23(b)	The Consent of Carol H. Forsyte, Corporate Vice President, Corporate and Securities, Motorola, Inc. is included in Exhibit 5.

24	Power of Attorney (included in the signature page of this Registration Statement).